Exhibit 99.1

Poseida Therapeutics Announces Strategic Global

Collaboration with Roche Focused on Allogeneic CAR-T

Cell Therapies for Hematologic Malignancies

Leveraging Poseida’s novel approach to cell therapy and Roche’s expertise in developing and commercializing therapies to transform cancer care, the collaboration is focused on advancing multiple existing and additional next generation allogeneic CAR-T programs directed to hematologic malignancies

Poseida will receive $110 million upfront, could receive up to $110 million in near-term milestones and other payments, and is eligible for future development and commercial milestones and tiered royalty payments

Poseida to host a brief conference call today at 8:30 a.m. ET

SAN DIEGO, August 3, 2022 – Poseida Therapeutics, Inc. (Nasdaq: PSTX), a clinical-stage biopharmaceutical company utilizing proprietary genetic engineering platform technologies to create cell and gene therapeutics with the capacity to cure, today announced it has entered into a broad strategic collaboration and license agreement with Roche, focused on developing allogeneic CAR-T therapies directed to hematologic malignancies. The global collaboration covers the research and development of multiple existing and novel “off-the-shelf” cell therapies against targets in multiple myeloma, B-cell lymphomas and other hematologic indications.

“We are excited to partner and collaborate with Roche, one of the world’s largest biotechnology companies, which has a successful track record in the discovery, development and commercialization of innovative medicines,” said Mark Gergen, Chief Executive Officer of Poseida. “Roche is an ideal strategic partner for Poseida with its industry-leading R&D capabilities in oncology, complementary technologies and expertise, and global regulatory and commercial capabilities. Working together, we look forward to advancing novel allogeneic cell therapies based upon Poseida’s technologies for patients battling cancer.”

Under the agreement, Roche will receive from Poseida either exclusive rights or options to develop and commercialize a number of allogeneic CAR-T programs in Poseida’s portfolio that are directed to hematologic malignancies, including P-BCMA-ALLO1, an allogeneic CAR-T for the treatment of multiple myeloma and for which a Phase 1 study is underway, and P-CD19CD20-ALLO1, an allogeneic dual CAR-T for the treatment of B-cell malignancies with an IND expected in 2023. Building on complementary expertise and capabilities, the parties will also collaborate in a research program to create and develop next-generation features and improvements for allogeneic CAR-T therapies, from which they would jointly develop additional allogeneic CAR-T product candidates directed to existing and new hematologic targets. For a subset of both the Poseida portfolio programs licensed or optioned to Roche and the parties’ future collaboration programs, Poseida will conduct the Phase 1 studies and manufacture clinical materials before transitioning the programs to Roche for further development and commercialization. Roche will be solely responsible for the late-stage clinical development and global commercialization of all products that are subject to the collaboration.

“We are excited to partner with Poseida to further explore the potential of allogeneic cell therapies to transform cancer care by developing off-the-shelf products that can address high unmet medical needs for a broad patient population,” said James Sabry, Global Head of Pharma Partnering at Roche. “Poseida’s differentiated platform technologies complement our ongoing internal efforts and partnerships to discover and develop cell therapies as a next generation of medicines for patients.”

Under the agreement, Poseida will receive $110 million upfront and could receive up to $110 million in near-term milestones and other payments in the next several years. In addition, Poseida is eligible to receive research, development, launch, and net sales milestones and other payments potentially up to $6 billion in aggregate value, as well as tiered net sales royalties into the low double digits, across multiple programs.

“We are thrilled that Roche has embraced the opportunity to partner with us and use Poseida’s unique allogeneic approach to develop CAR-T product candidates,” said Devon J. Shedlock, Ph.D., Chief Scientific Officer, Cell Therapy at Poseida. “Using our proprietary technologies and manufacturing process including our booster molecule, we have the potential to develop and manufacture a product with high levels of stem cell memory T cells, which are correlated with potent antitumor efficacy in the clinic, at a scale that can potentially reach more patients and enable broad commercial use.”

The effectiveness of the agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act (HSR Act).

Poseida Therapeutics Conference Call and Webcast Information

Wednesday, August 3, 2022 at 8:30 a.m. ET

Poseida’s management team will host a conference call and webcast today at 8:30 a.m. ET to discuss the collaboration and Poseida’s novel approach to allogeneic cell therapy. The dial-in numbers for domestic and international callers are 800-267-6316 and 203-518-9814, respectively. The conference ID number for the call is PSTX0803.

Participants may access the live webcast on the Investors & Media Section of the Poseida website, www.poseida.com. An archived replay of the webcast will be available for approximately 30 days following the event.

About Poseida Therapeutics, Inc.

Poseida Therapeutics is a clinical-stage biopharmaceutical company dedicated to utilizing our proprietary genetic engineering platform technologies to create next generation cell and gene therapeutics with the capacity to cure. We have discovered and are developing a broad portfolio of product candidates in a variety of indications based on our core proprietary platforms, including our non-viral piggyBac® DNA Delivery System, Cas-CLOVER™ Site-specific Gene Editing System and nanoparticle- and AAV-based gene delivery technologies. Our core platform technologies have utility, either alone or in combination, across many cell and gene therapeutic modalities and enable us to engineer our portfolio of product candidates that are designed to overcome the primary limitations of current generation cell and gene therapeutics. To learn more, visit www.poseida.com and connect with us on Twitter and LinkedIn.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the upfront payment and other potential fees, milestone and royalty payments and development activities under the collaboration agreement, the potential benefits of Poseida’s technology platforms and product candidates, the clearance of the collaboration agreement under the HSR Act, Poseida’s plans and strategy with respect to developing its technologies and product candidates, and anticipated timelines and milestones with respect to Poseida’s development programs and manufacturing activities. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Poseida’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the fact that the collaboration agreement may not become effective based on HSR Act clearance, or the effectiveness may be substantially delayed, or may be terminated early, the fact that the Company will have limited control over the efforts and resources that Roche devotes to advancing development programs under the collaboration agreement and Poseida may not receive the potential fees and payments under the collaboration agreement or fully realize the benefits of the collaboration, risks and uncertainties associated with development and regulatory approval of novel product candidates in the biopharmaceutical industry, the fact that future preclinical and clinical results could be inconsistent with results observed to date, and the other risks described in Poseida’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Poseida undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

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Investor contact:

Alex Lobo

Stern Investor Relations

Alex.lobo@sternir.com

Media contact:

Sarah Thailing

Senior Director, Corporate Communications and IR

Poseida Therapeutics, Inc.

858-605-3717

sthailing@poseida.com